Exhibit 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Sheldon C. Petersen, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of the National Rural Utilities Cooperative Finance Corporation ("CFC"), and, except as corrected or supplemented in a subsequent covered report:

*

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K, as of the date on which it was filed); and

*

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report.

(2) I have reviewed the contents of this statement with CFC's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
* Form 10-K of CFC for its fiscal year ended May 31, 2002, filed August 21, 2002;
* all reports on Form 10-Q and all reports on Form 8-K of CFC filed with the Commission subsequent to the filing of the Form 10-K identified above; and
* any amendments to any of the foregoing.

/s/ Sheldon C. Petersen	Subscribed and sworn to
Sheldon C. Petersen	before me this 21st day of
Chief Executive Officer	August 2002.
August 21, 2002
/s/ Leonard Leo Skatoff, Jr.
Notary Public
My Commission Expires: April 30, 2005